NEWS RELEASE

Tradeweb Announces New Market Data Licensing
Agreement with LSEG

NEW YORK – October 26, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced it has signed a new market data licensing agreement with LSEG Data & Analytics (Refinitiv*) to distribute Tradeweb market data through LSEG’s Enterprise Data Solutions and Workspace.

The new, two-year agreement advances Tradeweb’s objective to provide high quality data that helps facilitate more efficient markets. The agreement provides Tradeweb with increased revenue and flexibility in growing its market data offering. LSEG will continue to offer access to a defined list of Tradeweb fixed income data sets, including cash and derivatives in credit, rates and money markets, some of which will be distributed by LSEG on an exclusive basis.

Enrico Bruni, Managing Director and member of the Tradeweb executive committee, commented: “This new licensing agreement builds upon Tradeweb’s longstanding relationship with LSEG, enabling us to easily collaborate on new use cases and providing greater flexibility to further our growth strategy in market data. With markets becoming more and more electronic, clients increasingly turn to our composite data for its transparency and to help improve execution.”

Stuart Brown, Group Head of Enterprise Data Solutions, LSEG, commented: “We are thrilled to continue pairing the strengths of LSEG’s distribution, reach and technology along with Tradeweb’s growing suite of valuable market data for our customers. This new agreement signals the continuation of a longstanding, strategic relationship that helps deliver quality data across the front, middle and back office.”

Effective November 1, 2023, this new licensing agreement replaces an existing agreement that was initiated in 2010 and most recently renewed in 2018. LSEG will continue to distribute Tradeweb data directly to its customers, including through its flagship financial platforms, LSEG Workspace, Datascope, LSEG Pricing Service and Tick History. Tradeweb currently offers a robust and growing universe of data, including benchmark closing prices. Most recently, Tradeweb began providing clients with Tradeweb FTSE Euro Government Bond Closing Prices, following Tradeweb’s well-established UK Benchmark Regulation closing prices for UK Gilts. Some of the sets that both LSEG and Tradeweb will distribute on a non-exclusive basis include Emerging Market Interest Rates Swaps, European Convertibles, Bond Benchmark Closing Prices, AiPrice data sets, Tradeweb’s iNav Premium data, and MIFID non-delayed data.

*LSEG recently announced that the Refinitiv brand will be retired in the coming months.

About Tradeweb Markets
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.2 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

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Media contact:
Daniel Noonan, Tradeweb
+1 646 767 4677
Daniel.Noonan@Tradeweb.com

Investor contacts:
Ashley Serrao, Tradeweb
+1 646 430 6027
Ashley.Serrao@Tradeweb.com

Sameer Murukutla, Tradeweb
+1 646 767 4864
Sameer.Murukutla@Tradeweb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

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